2018 Member and Independent Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2018 Member and Independent Director Election. Elections for Member Directorships were conducted in Kansas, Nebraska, and Oklahoma and elections for two Independent Directorships were conducted district-wide. Please find the official report of election below. Five directors were elected to FHLBank’s board of directors:

Independent Director Election

•	Robert E. Caldwell, Vice President, NEBCO, Inc. (Independent Director)
•	Jane C. Knight, Retired, Director, HopeNet, Inc. (Public Interest Director)

Member Director Election

•	Barry Lockard, President/CEO, Cornhusker Bank, Lincoln, Nebraska, (Member Director)
•	Mark W. Schifferdecker, President and CEO, GNBank, Girard, Kansas (Member Director)
•	Douglas E. Tippens, Executive Vice President, BancFirst, Oklahoma City, Oklahoma, (Member Director)

Mr. Caldwell became a director of FHLBank in 2004. Mr. Caldwell, currently Director of Corporate Development at NEBCO, Inc., previously served as President of both WRK Real Estate and Development and Hampton Enterprises, Inc., as well as General Counsel for Linweld, Inc.

Ms. Knight became a director of FHLBank in 2004. Ms. Knight is Past President and a current director of HopeNet, Inc., which represents consumer and community interests by ministering to the community and offering comprehensive and professional services such as banking services, credit needs, housing or consumer financial protections. Ms. Knight previously served as Vice President of Site-Based Strategies for Kansas Big Brothers Big Sisters, as Director of Kansas Governor Graves’ Wichita Office, and as statewide Americans with Disabilities Act coordinator for the state of Kansas.

Mr. Schifferdecker became a director of FHLBank in 2011. Mr. Schifferdecker currently serves as President & CEO of GNBank in Girard, Kansas.

Mr. Tippens became a director of FHLBank in 2015. Mr. Tippens currently serves as Executive Vice President of BancFirst in Oklahoma City, Oklahoma.

Mr. Lockard is a new director. He currently serves as President/CEO of Cornhusker Bank in Lincoln, Nebraska.

Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. To be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. To be elected, Independent Directors are required to receive at least 20 percent of the number of votes eligible to be cast in the election. Mr. Caldwell and Ms. Knight each received the required number of votes to be elected, receiving 45.5 percent and 45.1 percent, respectively, of the votes eligible to be cast. Each of the directors-elect will serve four-year terms beginning January 1, 2019 and expiring on December 31, 2022.

Questions about director elections should be directed to Matt Koupal, FVP, Associate General Counsel, Director of Legal Services and Compliance, Corporate Secretary, at 785.478.8080, or matt.koupal@fhlbtopeka.com.

2018 Federal Home Loan Bank of Topeka

Member and Independent Director Election Results

Member Director Elections

Kansas

Elected – Mark W. Schifferdecker, President and CEO, GNBank, Girard, Kansas

Expiration of Term – December 31, 2022

Mr. Schifferdecker was deemed elected on October 4, 2018, because only one nominee, Mr. Schifferdecker, accepted the nomination for the one member directorship up for election in Kansas in 2018.

Nebraska

Total number of eligible votes: 808,359

Eligible voting members: 188

Total number of members voting: 145

Elected – Barry Lockard, President/CEO, Cornhusker Bank, Lincoln, Nebraska

Expiration of Term – December 31, 2022

Total number of votes cast for Mr. Lockard: 276,274

Karl J. Randecker, Jr., CEO/Director, First State Bank, Gothenburg, Nebraska

Total number of votes cast for Mr. Randecker: 166,760

Chris Hove, President/CEO, Nebraska Bank of Commerce, Lincoln, Nebraska

Total number of votes cast for Mr. Hove: 120,439

Debbie Newkirk, EVP/CFO, Director, Security National Bank of Omaha, Omaha, Nebraska

Total number of votes cast for Ms. Newkirk: 55,502

Oklahoma

Total number of eligible votes: 893,691

Eligible voting members: 200

Total number of members voting: 106

Elected – Douglas E. Tippens, Executive Vice President, BancFirst, Oklahoma City, Oklahoma

Expiration of Term – December 31, 2022

Total number of votes cast for Mr. Tippens: 239,341

Donald Abernathy, President & CEO, The Bankers Bank, Oklahoma City, Oklahoma

Total number of votes cast for Mr. Abernathy: 187,269

Bryan Cain, President, Security State Bank of Oklahoma, Wewoka, Oklahoma

Total number of votes cast for Mr. Cain: 129,174

Independent Director Elections

Tenth District

Total number of eligible votes per candidate: 2,886,421

Eligible voting members: 738

Elected – Robert E. Caldwell, Vice President, NEBCO, Inc.

Total Votes Cast for Mr. Caldwell: 1,314,319

Total Number of Members Voting for Mr. Caldwell: 315

Public Interest Director: No

Qualifications: Mr. Caldwell has demonstrated experience in and knowledge of auditing and accounting, financial management, organizational management, project development, risk management practices and the law.

Expiration of Term: December 31, 2022

Elected – Jane C. Knight, Retired, Director, HopeNet, Inc.

Total votes cast for Ms. Knight: 1,301,655

Total number of members voting for Ms. Knight: 300

Public Interest Director: Yes

Consumer or Community Interest Represented: Banking, Credit Needs, Housing and Consumer Financial Protections

Qualifications: Ms. Knight has served as a board member of HopeNet, Inc., for 19 years.

Expiration of Term: December 31, 2022